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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Tera Computer Company on Form S-3 of the reports of Deloitte & Touche LLP dated January 30, 1996, incorporated by reference in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1995, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Seattle, Washington

September 26, 1996

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